UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2015

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensation Arrangements of Certain Officers

2014 Bonuses and 2015 Base Salaries

On January 22, 2015, the Compensation Committee (the Committee) of the Board of Directors (the Board) of the Gilead Sciences, Inc. (the Company) set the base salaries for the 2015 fiscal year for the Company’s named executive officers from the proxy statement filed in connection with the 2014 annual meeting of stockholders (the Executive Officers). The Committee also determined their bonus awards for the completed 2014 fiscal year based on their individual performance and the Company’s attained level of certain financial and non-financial objectives established for that year. The independent members of the Board ratified the 2014 bonus and 2015 base salary of John C. Martin, Ph.D., the Company’s Chairman and Chief Executive Officer. The approved 2014 bonuses and 2015 base salaries for the Executive Officers are as follows:

Name and Title	2014 Bonus	2015 Base Salary
John C. Martin	$3,717,365	$1,737,000
Chairman and Chief Executive Officer
John F. Milligan	$1,579,500	$1,200,000
President and Chief Operating Officer
Norbert W. Bischofberger	$1,111,500	$1,000,000
Executive Vice President, Research and Development and Chief Scientific Officer
Robin L. Washington	$965,250	$865,000
Executive Vice President and Chief Financial Officer
Kevin Young *	$192,544	$420,000
Senior Advisor

* Mr. Young served as the Company’s Executive Vice President, Commercial Operations until February 4, 2014, when he transitioned to Senior Advisor of the Company.

2015 Equity Awards

On January 22, 2015, the Committee granted equity awards with an effective date of February 1, 2015 to the Executive Officers with grant-date fair values as follows:

	Stock Option	Performance
	Grant Date	Share Grant Date
Name	Fair Value*	Fair Value*
John C. Martin	$5,750,000	$5,750,000
John F. Milligan	$2,380,000	$2,380,000
Norbert W. Bischofberger	$2,100,000	$2,100,000
Robin L. Washington	$1,600,000	$1,600,000

*	The number of shares actually granted may differ slightly due to rounding.

The number of shares actually granted will be based on the fair value on the February 1, 2015 effective date. The independent members of the Board ratified the equity grants to Dr. Martin. The options will be granted under the Company’s 2004 Equity Incentive Plan, as amended (the Plan), and will have an exercise price equal to the closing price of the Company’s common stock on January 30, 2015 since the February 1, 2015 effective date is a Sunday. The options will have a maximum term of ten years measured from such effective date. The performance share awards will be issued under the Plan and will have both a total shareholder return (TSR) tranche equal to 50% of the grant-date fair value of the award and a revenue tranche equal to the remaining 50% of such grant-date fair value and divided into three separate annual revenue subtranches. The TSR and revenue tranches of each award will be structured in substantially the same manner as the 2014 performance shares awards described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2014.

Kevin Young was granted time-based restricted stock unit awards with a grant date fair value of $180,000*. The number of shares actually granted will be based on the fair value on the February 10, 2015 effective date. Mr. Young was also granted stock options with a grant date fair value of $180,000*. The options will be granted under the Plan and will have an exercise price equal to the closing price of the Company’s common stock on February 10, 2015. The options will have a maximum term of ten years measured from such effective date.

*	The number of shares actually granted may differ slightly due to rounding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

January 28, 2015	By:	/s/ Brett A. Pletcher

Name: Brett A. Pletcher
Title: Senior Vice President and General Counsel